UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Election of Board Member

On November 4, 2013, the Board of Directors (the “Board”) of Apollo Commercial Real Estate Finance, Inc. (the “Company”) elected Mr. Scott Prince to serve as an independent director of the Company, bringing the number of directors to eight, pursuant to Article III, Section 2 of the Company’s by-laws. The Board has determined that Mr. Prince is an independent director in accordance with the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. Mr. Prince was not selected as a director pursuant to any arrangement or understanding with any other person. During 2012, Mr. Prince received $150,000 in consulting fees from an indirect subsidiary of Apollo Global Management, LLC (together with its subsidiaries, “Apollo”) for certain consulting services provided in connection with a strategic transaction. Mr. Prince is no longer providing services to Apollo nor is he owed any additional fees from Apollo. In connection with his election to the Board, Mr. Prince was also named to the Audit Committee of the Board. For his services as an independent director of the Company and as a member of the Audit Committee of the Board, Mr. Prince will receive the Company’s standard compensation applicable to independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Megan B. Gaul
Megan B. Gaul Chief Financial Officer, Treasurer and Secretary

Date: November 8, 2013